UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                  January 9, 2013

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 9, 2013, the U.S. Court of Appeals for the Federal Circuit issued an opinion in Consolidated Edison Company of New York, Inc. & Subsidiaries v. United States (to which PHI is not a party), that disallowed tax benefits associated with certain lease-in, lease-out transactions. As a result of the court’s positions in this case, PHI is updating its assessment of its cross-border energy lease investments under applicable accounting standards.  This updated assessment is currently underway and may result in PHI recording a material non-cash charge to earnings in the first quarter of 2013.

For more information on these cross-border energy lease investments, including PHI’s lawsuits filed against the IRS related to these lease investments and a discussion of the potential impact of the disallowance of tax benefits associated with these lease investments, see Note (15), “Commitments and Contingencies – PHI’s Cross-Border Energy Lease Investments,” to the consolidated financial statements in PHI’s September 30, 2012 Quarterly Report on Form 10-Q.

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K with respect to PHI, including PHI’s subsidiaries, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and are subject to the safe harbor created thereby and by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding the intents, beliefs, estimates and current expectations of PHI and such subsidiaries. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause PHI’s and such subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.

The forward-looking statements contained herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond PHI’s or such subsidiaries’ control and may cause actual results to differ materially from those contained in forward-looking statements:

●	Changes in governmental policies and regulatory actions affecting the energy industry or PHI or any of its subsidiaries;

●	The outcome of pending and future rate cases, including the possible disallowance of recovery of costs and expenses;

●
The outcome of PHI’s litigation with the IRS regarding its cross-border energy leases or the amount of Federal and state income taxes, including interest and penalties, that may be due as a result of the disallowance of prior deductions or a recharacterization of the leases as loans, and PHI’s method of funding such tax payments;

●
The expenditures necessary to comply with regulatory or governmental requirements, including regulatory or governmental orders, and to implement reliability enhancement, emergency response and customer service improvement programs;

●	Possible fines, penalties or other sanctions assessed by regulatory or governmental authorities against PHI or its subsidiaries;

●	The impact of adverse publicity and media exposure, which could render PHI or such subsidiaries vulnerable to increased regulatory or governmental oversight and negative customer perception;

●	Changes in tax rates or policies;

●	Changes in accounting standards or practices;

●	Unanticipated changes in operating expenses and capital expenditures;

●	Legal and administrative proceedings (whether civil or criminal) and settlements that affect PHI’s or its subsidiaries’ business and profitability;

●	Interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and

●	Effects of geopolitical events, including the threat of domestic terrorism or cyber attacks.

These forward-looking statements are also qualified by, and should be read together with, the risk factors included in Part I, Item 1A. Risk Factors and other statements in PHI’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended to include the executive compensation and other information required by Part III of Form 10-K (which information originally had been omitted as permitted by that form), as filed with the Securities and Exchange Commission (SEC), and in PHI’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, as filed with the SEC, and investors should refer to such risk factors and other statements in evaluating the forward-looking statements contained in this Current Report on Form 8-K.

Any forward-looking statements speak only as to the date this Current Report on Form 8-K was filed with the SEC, and PHI does not undertake an obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for PHI to predict all such factors, nor can the impact of any such factor be assessed on PHI’s or its subsidiaries’ business (viewed independently or together) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  The foregoing factors should not be construed as exhaustive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	January 11, 2013	/s/ FRED BOYLE
Name: Frederick J. Boyle Title: Senior Vice President and Chief Financial Officer

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